Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and

Board of Trustees of

Money Market Obligations Trust:

We consent to the use of our report dated September 23, 2013, with respect to the financial statements and financial highlights of Federated Treasury Obligations Fund, a portfolio of Money Market Obligations Trust, as of July 31, 2013, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the prospectus/proxy statement filed in form N-14.

/s/ KPMG LLP

Boston, Massachusetts

June 9, 2014